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                                  EXHIBIT 23.1


                  CONSENT OF RICHARD O. WEED TO USE OF OPINION

                                  ARCHER & WEED
                             Special Project Counsel

        4695 MACARTHUR COURT, SUITE 530, NEWPORT BEACH, CALIFORNIA 92660
                TELEPHONE (714) 475-9086 FACSIMILE (714) 475-9087
                      EMAIL: SPECIALPROJECTCOUNSEL@MSN.COM

WRITER'S DIRECT NUMBER
   (714) 475-9088


                                 August 13, 1998

Board of Directors
Scientific NRG, Incorporated
2246 Lindsay Way
Glendora, CA 91740


        RE: Consent to Use of Opinion in Form S-8 Registration Statement

Dear Members of the Board:

        I hereby consent to the use of my opinion as an exhibit to the Form S-8 registration statement being filed by Scientific NRG, Incorporated.

                                            Sincerely yours,



                                            /s/ Richard O. Weed
                                            Richard O. Weed


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